Exhibit 10.18
FIRST AMENDMENT
TO
EVERUS 401(k) PLAN

The Everus 401(k) Plan (the “Plan”), as established effective September 1, 2024, is amended by this First Amendment effective as of January 1, 2025, except as specified below. All terms defined in the Plan shall have the same meanings when used herein. All provisions of the Plan not amended by this Amendment shall remain in full force and effect.

1.The first sentence of Section 3.6(i) is amended to read as follows:

All Employees who are eligible to make deferral contributions under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v) (without regard to the higher catch-up contribution limit for individuals aged 60 to 63, which is not provided under the Plan).

2.Effective April 6, 2020, Section 4.5 is amended to add new Section 4.5(d) at the end thereof to read as follows:

(d)    Coronavirus-Related Distributions. During the period beginning April 6, 2020, and ending December 30, 2020, a Participant who was a “qualified individual” (as defined in Section 2202(a)(4)(A)(ii) of the CARES Act and Section 1.B of IRS Notice 2020-50) was eligible to take one or more coronavirus-related distributions (as defined in Section 2202(a)(4)(A) of the CARES Act) of up to $100,000 (in the aggregate) from the Participant’s vested Accounts in the Plan (which was the MDU 401(k) Plan at that time) and all plans maintained by the Affiliates at that time. The Committee relied on the Participant’s certification (including by using an electronic medium) that the Participant satisfied the conditions of a qualified individual in determining whether a distribution was a coronavirus-related distribution, unless the Committee had actual knowledge to the contrary. A Participant who received a coronavirus-related distribution from the Plan or another Eligible Retirement Plan was permitted to recontribute any portion of the distribution (but not more than the amount of the distribution) to the Plan within a three-year period beginning on the day after receipt of the distribution, provided that the Participant was then eligible to make rollover contributions to the Plan.

3.The second paragraph of Section 4.6(b)(ii) is amended to read as follows:

Notwithstanding the foregoing, the Participant may elect to defer distribution of his or her Accounts (by not requesting a distribution) until the Required Beginning Date (as defined in Section 4A.5). As a result, if the Participant’s vested Accounts exceed $7,000, a distribution will not be made to the Participant before the Required Beginning Date without the Participant’s consent. Upon a Participant’s Required Beginning Date, distribution of the Accounts shall commence as soon as practicable after such amounts are ascertained. If a Participant dies before the Required Beginning Date and the Participant’s surviving Spouse is the beneficiary, the surviving Spouse may elect to defer distribution of the Participant’s Accounts until the Participant would have attained the Applicable Age (as defined in Section 4A.5).

4.Section 4.6(c) is amended to read as follows:

(c)    Minimum Distribution Rules for Employees Who Continue in Service After Attaining the Applicable Age. All distributions under the Plan shall be made in accordance with Code Section 401(a)(9).

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(i)    5% Owners in Service After Attaining the Applicable Age. With regard to a Participant who is a 5% owner (as defined in Code Section 416), payment of a benefit under the Plan shall commence no later than the April 1 next following the calendar year in which such Participant attains the Applicable Age (as defined in Section 4A.5), regardless of whether the Participant has retired or otherwise terminated employment as of such date.
(ii)    All Other Participants in Service After Attaining the Applicable Age. With regard to Participants other than 5% owners who continue to be active Employees after attaining the Applicable Age (as defined in Section 4A.5), distribution of their Accounts is not required until they terminate employment.

5.Effective as of the dates specified below, Section 4.8 is amended to add new Section 4.8(g) at the end thereof:

(g)    2020 Special Loan Provisions. The following special loan provisions applied to a Participant who was a qualified individual as defined in, and determined in accordance with, Section 4.5(d):
(i)    For a new loan made during the period from September 4, 2020, to September 9, 2020, to a Participant who was a qualified individual, the maximum amount of the loan, when added to the outstanding balance of all other loans made to the Participant from all qualified plans maintained by the Affiliates at that time, shall not exceed the lesser of (A) $100,000, reduced by the excess (if any) of the highest outstanding balance of plan loans during the one-year period ending immediately preceding the date of the loan, over the outstanding balance of plan loans on the date the loan is made; or (B) the Participant’s total vested Account balances under the Plan (which was the MDU 401(k) Plan at that time).
(ii)    A Participant who was a qualified individual with an outstanding loan with repayments due during the period from March 27, 2020, to December 31, 2020, was permitted to request that such loan repayments be delayed for one year. This delayed period was disregarded in determining the 5-year period and the loan term under Code Sections 72(p)(2)(B) and (C). Subsequent loan repayments were adjusted appropriately to reflect the delay period, any interest accrued during the delay period, and the revised loan term.
6.Article IV A is amended to read as set forth in Exhibit A.

7.Section C-2 is amended by inserting the following as the first bullet point in the list set forth thereunder:

•Bombard Electric, LLC (Eligible Employees participating in the executive incentive compensation plan are not eligible for a profit sharing contribution)

8.Section D-3 is amended by adding the following sentence to the end thereof:

Amount and Allocation. For each Plan Year, each Schedule D Employer shall make a retirement contribution on behalf of each of its Schedule D Participants in an amount equal to the applicable percentage (as listed in Section D-2) of such Participant’s Compensation, excluding bonuses, received while employed by the Schedule D Employer for the Plan Year.

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9.The sentence immediately before the table in Section E-3 is amended to read as follows:
The retirement contribution is also based on such a Participant’s Compensation, excluding bonuses for the Plan Year, received while employed by the Schedule E Employer on and after the initial effective date of the provision.

*    *    *
The Plan is amended effective as of the dates specifically set forth above and executed by a duly authorized individual on the date set forth below.

EVERUS CONSTRUCTION GROUP, INC.
EMPLOYEE BENEFITS COMMITTEE

Dated:                             By:
                         Maximillian J Marcy, Chair

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EXHIBIT A

Article IV A

MINIMUM DISTRIBUTION REQUIREMENTS

4A.1    General Rules

(a)Precedence. The requirements of this Article IV A will take precedence over any inconsistent provisions of the Plan; provided, however, that this Article IV A shall not require the Plan to provide any form of benefit, or any option, not otherwise provided under the Plan.

(b)Requirements of Code Section 401(a)(9) and Treasury Regulations Incorporated. All distributions required under this Article IV A will be determined and made in accordance with Code Section 401(a)(9), including the incidental death benefit requirement in Code Section 401(a)(9)(G), and the Treasury Regulations thereunder. The Plan shall be administered in accordance with applicable IRS regulations, notices, and other guidance regarding required minimum distributions, as in effect from time to time, including, without limitation, IRS final regulations relating to required minimum distributions effective September 17, 2024.

(c)TEFRA Section 242(b) Elections. Notwithstanding the other provisions of this Article IV A, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(d)Definitions. For purposes of this Article IV A, capitalized terms shall have the meanings provided in Article I, unless an alternate definition is provided in Section 4A.5, in which case the definition in Section 4A.5 shall control.

4A.2    Time and Manner of Distribution

(a)Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b)Death of Participant Before Distributions Begin
(c)
(i)Death Prior to January 1, 2020. If the Participant dies prior to January 1, 2020, and before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained the Applicable Age, if later.

(B)If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, and if distribution is to be made over the life or over a certain period not exceeding the Life Expectancy of the Designated Beneficiary, distribution to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

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(C)If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, or if the provisions of Sections 4A.2(b)(i)(A) and (B) do not otherwise apply, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 4A.2(b)(i), other than Section 4A.2(b)(i)(A), will apply as if the surviving Spouse were the Participant.

For purposes of Sections 4A.2 and 4A.4, unless Section 4A.2(b)(i)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 4A.2(b)(i)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 4A.2(b)(i)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 4A.2(b)(i)(A)), the date distributions are considered to begin is the date distributions actually commence.

(ii)Death On or After January 1, 2020. If the Participant dies on or after January 1, 2020, and before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)If there is a Designated Beneficiary who is not an Eligible Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the tenth anniversary of the Participant’s death.

(B)If the Participant is survived by an Eligible Designated Beneficiary, then, distributions to the Eligible Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died. However, if the Participant’s Spouse is the sole Designated Beneficiary, then the commencement of distributions may be delayed until December 31 of the calendar year in which the Participant would have attained the Applicable Age, if later.

(C)If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 4A.3 and 4A.4. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions

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thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations thereunder.

4A.3    Required Minimum Distributions During Participant’s Lifetime

(a)Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i)the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9(c) of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii)if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9(d) of the Treasury Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(b)Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 4A.3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

4A.4    Required Minimum Distributions After Participant’s Death

(a)Death Prior to January 1, 2020, on or After Date Distributions Begin

(i)Participant Survived by Designated Beneficiary. If the Participant dies prior to January 1, 2020, on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A)The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(C)If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life

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Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)No Designated Beneficiary. If the Participant dies prior to January 1, 2020, on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(iii)Subsequent Death of Beneficiary. If the death of the Participant’s Designated Beneficiary occurs subsequently, after January 1, 2020, but before the entire Account Balance has been paid out, annual distributions will be paid and completed within ten years of the Designated Beneficiary’s death.

(b)Death On or After January 1, 2020, On or After Date Distributions Begin

(i)Participant Survived by Designated Beneficiary. If the Participant dies on or after January 1, 2020, and on or after the date distributions begin, distributions to the Participant’s Designated Beneficiary will begin not later than December 31 of the year following the year of the Participant’s death, and the Participant’s remaining interest must be distributed at least as rapidly as under the distribution method used by the Participant as of the date of the Participant’s death.

(ii)Life Expectancy Determinations. Where there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A)The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the applicable distribution period is measured by the surviving Spouse’s Life Expectancy using the surviving Spouse’s birthday for each Distribution Calendar Year after the calendar year of the Participant’s death. The surviving Spouse’s remaining Life Expectancy is redetermined each Distribution Calendar Year using the surviving Spouse’s age as of the surviving Spouse’s birthday in that Distribution Calendar Year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

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(C)If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary and there is an Eligible Designated Beneficiary, the Eligible Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Eligible Designated Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(D)If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary and there is no Eligible Designated Beneficiary, the entire interest must be distributed by the end of the calendar year that includes the tenth anniversary of the date of the Participant’s death. However, for the 2021, 2022, 2023 and 2024 calendar years, distributions are not required.

(iii)No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, such as where no individual is named as the Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(c)
(c)Death Prior to January 1, 2020, Before Date Distributions Begin
(i)Participant Survived by Designated Beneficiary. If the Participant dies prior to January 1, 2020, and before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 4A.4(a).

(ii)No Designated Beneficiary. If the Participant dies prior to January 1, 2020, and before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies prior to January 1, 2020, and before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 4A.2(b)(i)(A), this Section 4A.4(c) will apply as if the surviving Spouse were the Participant.

(d)Death On or After January 1, 2020, Before Date Distributions Begin.
(i)Participant Survived by Surviving Spouse as Sole Designated Beneficiary. If the Participant dies on or after January 1, 2020, and before the date distribution begins and the surviving Spouse is the sole Designated Beneficiary, distribution must begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained the Applicable Age, if later.

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(A)Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies on or after January 1, 2020, before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 4A.4(d)(i), this Section 4A.4(d) will apply as if the surviving Spouse were the Participant.

(ii)Participant Survived by Eligible Designated Beneficiary. If the Participant dies on or after January 1, 2020, and before the date distributions begin and there is an Eligible Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is determined initially using the Beneficiary’s age as of his birthday in the calendar year following the calendar year of the Participant’s death. For subsequent calendar years, the Designated Beneficiary’s remaining Life Expectancy is determined by reducing that initial Life Expectancy by one for each calendar year that has elapsed after the first calendar year.

(A)Death of Eligible Designated Beneficiary. If the Participant dies on or after January 1, 2020, and before the date distributions begin and is survived by an Eligible Designated Beneficiary and the surviving Eligible Designated Beneficiary dies or reaches the age of majority before distributions are required to begin to the Eligible Designated Beneficiary under Section 4A.4(d)(ii), distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the tenth anniversary of the Eligible Designated Beneficiary’s death.

(iii)Participant Survived by Designated Beneficiary. If the Participant dies on or after January 1, 2020, before the date distributions begin and there is a Designated Beneficiary who is not an Eligible Designated Beneficiary, distribution of the Participant’s entire interest must be distributed by December 31 of the calendar year containing the tenth anniversary of the Participant’s death.

(iv)No Designated Beneficiary. If the Participant dies on or after January 1, 2020, and before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

4A.5    Definitions

(a)Applicable Age. The Applicable Age as defined in Code Section 401(a)(9)(C)(v) and determined using the Employee’s date of birth as follows.

Employee’s Date of Birth	Applicable Age
Before July 1, 1949	70½
On or after July 1, 1949, but before January 1, 1951	72
On or after January 1, 1951, but before January 1, 1960	73
On or after January 1, 1960	75
(b)

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(b)Designated Beneficiary. The individual who is designated as the Beneficiary under Section 6.6 and is the designated Beneficiary under Code Section 401(a)(9) and Treasury Regulation § 1.401(a)(9)-4.

(c)Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 4A.2(b). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(d)Eligible Designated Beneficiary. A Designated Beneficiary of the Employee is an Eligible Designated Beneficiary if, at the time of the Employee’s death, the Designated Beneficiary is (i) the surviving Spouse of the Employee; (ii) a child of the Employee (within the meaning of Code Section 152(f)(1)) who has not reached the age of majority within the meaning of Treasury Regulation § 1.401(a)(9)-4(e)(3); (iii) disabled within the meaning of Treasury Regulation § 1.401(a)(9)-4(e)(4); (iv) chronically ill within the meaning of Treasury Regulation § 1.401(a)(9)-4(e)(5); (v) not more than ten years younger than the Employee as determined under Treasury Regulation § 1.401(a)(9)-4(e)(6); or (vi) a Designated Beneficiary of an Employee if the Employee died before January 1, 2020.

(e)Life Expectancy. Life expectancy as computed by use of the Single Life Table in Treasury Regulation § 1.401(a)(9)-9(b).

(f)Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) adjusted in accordance with Treasury Regulation § 1.401(a)(9)-5(b), including increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year. For Distribution Calendar Years after December 31, 2023, up to and including the calendar year that includes the Employee’s date of death, the Account balance does not include amounts held in a designated Roth account (as described in Code section 402A(b)(2)). The Account balance also does not include the value of any qualifying longevity annuity contract (defined in Treasury Regulation § 1.401(a)(9)-6(q)) that is held under the Plan.

(g)Required Beginning Date. April 1 of the calendar year following the later of (i) the calendar year in which the Employee attains the Applicable Age, and (ii) the calendar year in which the Employee retires, except that subclause (ii) shall not apply in the case of an Employee who is a 5-percent owner (as defined in Code Section 416) with respect to the Plan Year ending in the calendar year in which the Employee attains the Applicable Age.

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4A.6    CARES Act Provisions
(a)Waiver of 2020 Required Minimum Distributions. Notwithstanding the foregoing provisions of Article IV A, a Participant or Designated Beneficiary who would have been required to receive required minimum distributions in 2020 (or paid in 2021 for the 2020 calendar year for a Participant with a Required Beginning Date of April 1, 2021) but for the enactment of Code Section 401(a)(9)(I) (“2020 required minimum distributions”), and who would have satisfied that requirement by receiving distributions that are either (1) equal to the 2020 required minimum distributions, or (2) one or more payments (that include the 2020 required minimum distributions) in a series of substantially equal periodic payments made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancies) of the Participant and the Participant’s Designated Beneficiary, or for a period of at least ten years (“Extended 2020 required minimum distributions”), did not receive those distributions unless the Participant or Designated Beneficiary chose to receive those distributions. The Participant or Designated Beneficiary were given the opportunity to elect to receive those distributions. Direct rollover was not offered for 2020 required minimum distributions or Extended 2020 required minimum distributions.

(b)Extension of 5-Year Rule. Effective for Plan Years beginning after December 31, 2019, the Designated Beneficiary of the remaining Account Balance of a Participant who died during the years 2015 to 2019, to the extent the Account Balance is subject to the 5-year rule described in Treasury Regulation § 1.401(a)(9)-3(c)(2), will have the option to extend the deadline to distribute the Account Balance for one year. However, the extension will not apply unless the Designated Beneficiary requests the extension.

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